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                                                                     EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement, dated as of June 30, 2003 (this "Agreement"), is entered into by and between Atmos Energy Corporation, a Texas and Virginia corporation ("Issuer"), and Gary A. Morris, as Asset Manager (the "Asset Manager").

                                    RECITALS

      A. WHEREAS, in connection with its funding of the Atmos Energy Corporation Pension Account Plan (the "Plan"), on or about the date hereof, Issuer will issue to the Atmos Energy Corporation Master Retirement Trust (the "Trust") for the benefit of the Plan, shares of common stock, no par value, of Issuer (the "Common Stock"); and

      B. WHEREAS, the Asset Manager is an investment adviser satisfying the requirements of Section 3(38) of the Employee Retirement Income Security Act of 1974, as amended, duly appointed pursuant to the Trust Agreement, dated as of January 2, 1998, for the Plan (the "Trust Agreement") to act as Asset Manager (as defined in the Trust Agreement) with respect to such shares of Common Stock, which will be held in a segregated investment fund account in the Trust for the benefit of the Plan (the "Directed Fund"); and

      C. WHEREAS, in connection with such issuance of the Common Stock, Issuer has agreed to grant to the Asset Manager certain registration rights, as set forth herein, with respect to Registrable Securities held in the Directed Fund.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants, and agreements hereinafter set forth, the parties hereto agree as follows:

      1. Definitions.

            (a) "Registrable Securities" means (i) all of the Common Stock issued in connection with the funding of the Plan on or about the date hereof, plus (ii) all other securities of Issuer issued in respect of such Common Stock, by way of a stock split, stock dividend, recapitalization, merger or consolidation, or otherwise, but exclusive of (iii) any securities described in clause (i) or (ii) above (x) that are sold by the Asset Manager in a public offering registered under the Securities Act or any private transaction exempt from registration under the Securities Act or (y) that can be sold pursuant to Rule 144(k) (or any successor provision thereto) promulgated under the Securities Act.

            (b) "Registration Expenses" means all expenses incident to Issuer's performance of or compliance with this Agreement, including all registration, filing, listing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word


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processing, duplicating and printing expenses, messenger and delivery expenses, the fees and expenses of counsel for Issuer and of its independent public accountants, including the expenses of any audits or "comfort" letters required by or incident to such performance and compliance and any fees and disbursements of underwriters customarily paid by issuers of securities, but excluding underwriting discounts and commissions, transfer taxes, if any, and the fees and expenses of any counsel retained by the Asset Manager.

      2. Demand Registration Rights.

            (a) Demand. At any time prior to June 30, 2005, the Asset Manager may make a request in writing (a "Demand Request") that Issuer register all or part of the Registrable Securities under the Securities Act for the purpose of effecting an underwritten offering thereof (a "Demand Offering"); provided, however, that the Registrable Securities proposed to be sold by the Asset Manager in such Demand Offering have an aggregate offering price of at least $10 million (unless all remaining Registrable Securities are to be sold, in which case such request may relate to Registrable Securities having an aggregate offering price of less than $10 million). Each Demand Request shall specify the number of Registrable Securities proposed to be sold. Subject to the terms and provisions of this Agreement, Issuer shall prepare and file, within 60 days after receiving a Demand Request, a registration statement under the Securities Act required to permit the offering of such Registrable Securities (provided, that Issuer shall in no event be required to file any such registration statement prior to September 30, 2003 and may delay the filing as provided in the last sentence of this Section 2(a)) and shall use all commercially reasonable efforts to cause any such registration statement to be declared effective by the SEC as promptly as practicable after any such filing; provided, that Issuer need register only three Demand Offerings and Issuer need not file more than one such registration statement in any 12-month period. If at the time of a Demand Request Issuer has initiated bona fide discussions with an underwriter regarding the sale by Issuer of securities in a registered public offering and, in the opinion of such underwriter, the filing of a registration statement under this Section 2(a) would adversely affect such offering, Issuer may delay such filing for up to 90 days from the date of such offering, but not more than 120 days after the receipt of the Demand Request; provided, that only one such delay shall be permitted in any 12-month period.

            (b) Underwriting Requirements in Demand Registration; Selection of Underwriters. The offering of Registrable Securities pursuant to a Demand Offering shall be in the form of a "firm commitment" underwritten offering. Issuer shall select the investment banking firm or firms to manage the underwritten offering, subject to the reasonable approval of the Asset Manager.

            (c) Underwriting Agreement. If the Asset Manager proposes to distribute Registrable Securities pursuant to a Demand Offering, the Asset Manager shall, together with Issuer, enter into an underwriting agreement in customary form with the investment banking firm or firms selected by Issuer to manage the underwritten offering.


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            (d) Priority in Demand Offerings. All securities to be sold for the account of the Trust, any other Person that Issuer is obligated to include therein, and Issuer shall be included in a Demand Offering unless the managing underwriter or underwriters shall advise Issuer in writing that the inclusion of all such securities is reasonably likely to materially and adversely affect the price or success of the offering (a "Material Adverse Effect"), in which case the securities of such other Persons and Issuer shall be excluded to the extent required to avoid the reasonable likelihood of a Material Adverse Effect.

      3. "Piggy-Back" Registration Rights.

            (a) Right to Include Registrable Securities. If, at any time prior to June 30 2005, Issuer proposes to register any shares of Common Stock under the Securities Act in connection with an underwritten public offering of such shares of Common Stock solely for cash (other than a registration (i) on Form S-8 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, (ii) with respect to an employee benefit plan,
(iii) solely in connection with a Rule 145 transaction under the Securities Act, or (iv) of convertible debt), whether or not for sale for its own account (a "Proposed Registration"), Issuer will give prompt written notice (which shall be at least 20 days prior to filing) to the Asset Manager of its intention to do so, and the Asset Manager's rights under this Section 3. Upon the written request of the Asset Manager made within ten days after the receipt of any such notice, Issuer will use reasonable efforts to include in such registration the Registrable Securities then held by the Trust that the Asset Manager so requests; provided, however, that Issuer shall not be obligated to register such Registrable Securities if or to the extent, at any time after receiving written notice of a Proposed Registration and prior to the effective date of the registration statement filed in connection with such Proposed Registration, Issuer shall determine for any reason not to register Common Stock or to delay the Proposed Registration.

            Notwithstanding anything in this Section 3(a) to the contrary, Issuer shall be under no obligation to provide written notice to the Asset Manager with respect to, and the Asset Manager will have no rights to register the Registrable Securities under this Section 3(a) as a result of, any registration statement filed prior to the date hereof (including any supplement or amendment filed with respect thereto).

            (b) Delayed Offerings. If a Proposed Registration contemplates future delayed offerings of shares of Common Stock for cash by the Company pursuant to Rule 415 under the Securities Act (a "Rule 415 Registration"), the Asset Manager shall not be entitled to participate in any such delayed offering unless the Asset Manager has duly requested, pursuant to Section 3(a), and has, named the Trust as a selling shareholder in a registration statement filed in connection with such Rule 415 Registration prior to its effectiveness, and then only in respect of the number of Registrable Securities included therein. The Trust being named as a selling shareholder in a registration statement filed in connection with a Rule 415 Registration shall not entitle the Asset Manager to sell any Registrable Securities under such registration statement, except in connection with an underwritten public offering of shares of Common Stock for cash


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by the Company. The participation in any delayed offering of Common Stock by the
Company shall be conditioned upon the requirements of this Section 3(b), and the notices, possible cutbacks and other terms and conditions applicable to Proposed Registrations set forth in this Agreement shall apply thereto.

            (c) Underwriting Requirements in Piggy-back Registration; Selection of Underwriters. The right of the Asset Manager to include Registrable Securities in a Proposed Registration shall be conditioned upon the Asset Manager's participation in the related underwriting and the inclusion of Registrable Securities in such underwriting to the extent provided herein. The selection of the underwriter or underwriters for the public offering to be made pursuant to a registration statement filed in connection with a Proposed Registration shall be made by Issuer, in its sole discretion.

            (d) Underwriting Agreement. The Asset Manager shall become a party to the underwriting agreement between Issuer and the underwriter or underwriters selected by Issuer.

            (e) Priority. If, in connection with a Proposed Registration, the managing underwriter advises Issuer in writing that, in its opinion, the number of Registrable Securities requested by the Asset Manager to be included pursuant to Section 3(a) exceeds the number which can be sold without the reasonable likelihood of a Material Adverse Effect, then the number of Registrable Securities to be registered shall be limited by withdrawing from registration the shares of: first, the Trust and any other Persons then holding piggy-back registration rights with respect to such registration pro rata; then, Issuer; and then, any Person then holding demand registration rights with respect to such registration.

      4. Registration Procedures. If and whenever Issuer is required to use reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 or Section 3, Issuer will, subject to the terms and conditions of this Agreement:

            (a) prepare and file with the SEC a registration statement to effect such registration and use reasonable efforts to cause such registration statement to become effective;

            (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition or the expiration of 90 days after such registration statement becomes effective;

            (c) furnish to the Asset Manager such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as the Asset Manager may reasonably request;


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            (d) use reasonable efforts to register or qualify, prior to the effective date of such registration, all Registrable Securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as the Asset Manager shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect;

            (e) furnish, at the request of the Asset Manager, on the date that such Registrable Securities are delivered to the underwriters for sale, (i) a copy of any opinion of counsel to Issuer addressed to the underwriters or Issuer and (ii) a copy of any letters from the independent accountants of Issuer, addressed to the underwriters or Issuer;

            (f) (i) immediately notify the Asset Manager, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event or the existence of any condition as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or, if in the opinion of counsel for Issuer, it is necessary to supplement or amend such prospectus to comply with law and, after such notice,

                (ii) at the request of the Asset Manager, promptly prepare and furnish to the Asset Manager and his counsel a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

            (g) use reasonable efforts to list or admit all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities are then listed or any other trading market on which any of the Registrable Securities are then admitted for trading;

            (h) promptly notify the Asset Manager and the underwriter or underwriters, if any, of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of, or of the issuance by the SEC of, any stop order suspending the effectiveness of such registration statement; and

            (i) pay all Registration Expenses relating to any such registration.

      5. Asset Manager Obligations.

            (a) Issuer may require the Asset Manager, in connection with any registration is being effected pursuant to Section 2 or Section 3, to furnish Issuer with such information and undertakings regarding the distribution of such securities as Issuer may from time to time reasonably request in writing.


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            (b) The Asset Manager agrees:

                  (i) that upon receipt of any notice from Issuer of the happening of any event of the kind described in Section 4(f), the Asset Manager will forthwith discontinue the disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the Asset Manager's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) and, if so directed by Issuer, will deliver to Issuer all copies, other than permanent file copies, then in the Asset Manager's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice, and

                  (ii) that the Asset Manager will immediately notify Issuer, at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by the Asset Manager to Issuer in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

In the event Issuer or the Asset Manager shall give any such notice, the period referred to in Section 4(b) shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to Section 4(f) to and including the date when the Asset Manager shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(f).

      6. Holdback Agreement.

            The Asset Manager agrees, if reasonably required by a managing underwriter of any offering referred to in Section 2 or Section 3, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Registrable Securities pursuant to Section 2 or Section 3, enter into any transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, however any such transaction is to be settled, or publicly disclose any intention to do so, during the seven days prior to and for up to 90 days after the date of such offering, except as part of such offering (to the extent the Asset Manager may participate therein as provided herein), whether or not the Asset Manager participates or is permitted to participate in the registration for such offering.

      7. Certain Rights of Asset Manager. Issuer will not file any registration statement under the Securities Act which refers to the Asset Manager by name or the Trust otherwise as a selling shareholder without the prior written approval of the Asset Manager, which may not be unreasonably withheld or delayed. Issuer will furnish drafts of any such registration statement to the Asset Manager and his counsel as soon as reasonably practicable prior to the anticipated filing date in order to provide the Asset Manager and his counsel a reasonably adequate period for review.


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      8. Indemnification.

            In the event of any registration of any Registrable Securities under the Securities Act, Issuer will, and hereby does, to the full extent permitted by law indemnify and hold harmless the Asset Manager and each other Person, if any, who controls the Asset Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof, whether or not the Asset Manager is a party thereto, and including reasonable costs of investigation and legal expenses) (collectively, "Claims"), to which the Asset Manager may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto (if used during the period Issuer is required to keep the registration statement current) or any documents incorporated therein (collectively, "Registration Documents"), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus or preliminary prospectus, in light of the circumstances in which they were made), or any violation by Issuer of the Securities Act or any state securities law, or any rule or regulation promulgated under the Securities Act or any state securities law, or any other law applicable to Issuer relating to any such registration, and Issuer will reimburse the Asset Manager for any legal or any other expenses reasonably incurred by the Asset Manager in connection with investigating or defending any such Claim; provided, however, that Issuer shall not be liable in any such case to the extent that any such Claim or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Document in reliance upon and in conformity with written information furnished to Issuer through an instrument duly executed by the Asset Manager stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Asset Manager and shall survive the transfer of such securities by the Asset Manager.

      9. Representations, Warranties and Covenants.

            (a) Investment Purposes. The Asset Manager understands that the shares of Common Stock to be issued to the Trust on or about the date hereof (the "Shares") will be issued without registration under the Securities Act, in reliance upon an exemption from registration under the Securities Act. The Asset Manager hereby represents and warrants that the Shares will be acquired for the account of the Trust for investment purposes only and not with a view to resale or other distribution thereof, in whole or in part, except as contemplated by this Agreement; provided, however, that, subject to the terms hereof, the disposition of the property in the Directed Fund shall at all times be within the control of the Asset Manager. The Asset Manager will not assign, sell, hypothecate or otherwise transfer the Shares unless (i)(a) a registration statement is in effect under the Securities Act with respect to such shares or
(b) a written opinion of counsel acceptable to Issuer is obtained to the effect that no such registration is required, and (ii) the Asset Manager has complied with all applicable holding periods imposed by the Securities Act (and the regulations thereunder). The Asset Manager acknowledges that a restrictive legend to such effect will be placed on the certificates representing the Shares and a


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notation will be made in the appropriate records of Issuer indicating that the
Shares are subject to such restrictions on transfer.

            (b) Future Agreements. For so long as the Trust owns any Registrable Securities, Issuer shall not hereafter agree with any purchaser of any securities to be issued by Issuer to register such securities under the Securities Act unless the rights so granted, if exercised, would not conflict with, be inconsistent with or violate any provision of this Agreement, including the provisions of Section 2(d) and 3(e). The grant of demand registration rights shall be deemed not to be inconsistent with the provisions of this Agreement.

      10. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

               If to Atmos, to:

               Atmos Energy Corporation
               1800 Three Lincoln Centre
               5430 LBJ Freeway
               Dallas, TX  75240
               Attn:  General Counsel
               Facsimile No.:  (972) 855-3080

               If to the Asset Manager, to:

               Gary A. Morris
               Registered Investment Adviser
               5310 Harvest Hill Road, Suite 192
               Dallas, Texas  75230
               Facsimile No.:  (972) 991-5055

      All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 10, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 10, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 10, be deemed given upon receipt. Any party from time to time may change its or his address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.


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      11. Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

      12. Assignment; Binding Effect. No party hereto may assign either this Agreement or any of its or his rights, interests or obligations hereunder without the prior written approval of each other party. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and permitted assigns.

      13. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws that would apply any other law) of the State of Texas.

      14. Counterparts. This Agreement may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      15. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement.

      16. Severability. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

      17. Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person; provided that the Asset Manager may enforce the provisions of Section 8 for the benefit of each other Person, if any, who is entitled to indemnification under Section 8.

                    [SIGNATURES BEGINNING ON FOLLOWING PAGE]


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    ATMOS ENERGY CORPORATION


                                    By:  /s/ JOHN P. REDDY
                                         -------------------------------
                                         Name:  John P. Reddy
                                         Title: Senior Vice President,
                                                and Chief Financial Officer


                                    /s/ GARY A. MORRIS
                                    ------------------------------------
                                    Gary A. Morris, as Asset Manager


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